UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2017

Strategic Global Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	500-1	59-2624130
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1011 Adams Street, West Palm Beach, Florida 33407

(Address of Principal Executive Offices) (Zip Code)

(561) 252-4540

(Registrant’s telephone number, including area code)

701 PALOMAR AIRPORT ROAD SUITE 300
CARLSBAD CA 92011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 1, 2017, the Registrant entered into a related transaction in which Garland E. Harris, the President of Troptions Corporation, a private Florida corporation, transferred fifty million TROPTIONS, a Counterparty cryptocurrency, to the Registrant. Troptions Corporation, was acting on behalf of four major TROPTIONS holders, all of whom are accredited investors. Garland E. Harris, the Registrants president is one of those four TROPTIONS holders. The TROPTIONS that were transferred, are to be exchanged for restricted shares of STBV common stock. The shares have not been issued as of this date.

Item 3.02 Unregistered Sales of Equity Securities.

On August 4, 2017, a shareholder verbally instructed the Registrant to put her shares into a wallet that is on the Decentralized Exchange Market called the DEX. The wallet and DEX are on the Bitcoin blockchain. The DEX operates peer to peer and no brokers or intermediaries are involved in transactions. Transactions, in this case, are exchanges of the Registrant's shares for the Counterparty cryptocurrency XCP.

The shareholder previously sent to the Registrant certificate number 1797 which represents 2,000,000 shares issued on 11/25/2015, which were issued pursuant to a Registration A Offering on 08/20/2015. This certificate was signed, notarized and sent to the Registrant, where it is being held. The shares have never been traded on any other market.

On July 28th, July 31st, August 1st and August 2nd of 2017 certain press releases were issued by the president of the Registrant after meetings and authorization by the sole director of the Registrant.

These press release involved the cryptocurrency TROPTIONS, the mentioning of an Initial Coin Offering "ICO", the mentioning of trading on a Decentralized or blockchain market called the DEX and over 60 additional cryptocurrency coins in the pipeline that the Registrant is desirous to shepherd through the ICO process.

The SEC has determined that some cryptocurrencies that are presented to the public in an ICO may be deemed securities and therefore would fall under the the purview of the SEC. The Registrant has stated in three of the four press release that it will only be involved in ICO's that are fully compliant with the SEC.

The Registrant's usage of the phrase "fully compliant with the SEC" means that it will only issue, consult with an issuer or promote an issuer of coins (cryptocurrencies) in an ICO, pursuant to a securities registration or exemption from registration.

This is of course in reference to offerings that would be made to US citizens.

In regards to the securities of the Registrant trading or being tracked on the Decentralized Exchange Market - DEX, which is on the Bitcoin blockchain, the state of Delaware, in which the Registrant is incorporated, has passed a law allowing for eligible, legal shares to be traded on said blockchain and any blockchain.

The Registrant plans to retain the private keys of any restricted shares it may issue in the future so that these shares cannot be acquired by non-accredited investors. The Registrant will only allow shares to be entered upon the DEX that were obtained from a public offering that was properly registered or exempt from registration.

The Registrant has not used the DEX for a public offering and is involved, is so far as to facilitate the transfer of shares to the duly authorized cryptocurrency wallet of shareholders that have removed their shares from any and all other markets, have indisputible proof of ownership and have duly authorized the transfer of said shares to the DEX.

Regarding the press release that described dividends, the Registrant is in the position to pay out dividends in the cryptocurrency known as TROPTIONS since the Registrant has 50 million of them and due to the close relationship with Troptions Corporation, the Registrant has a reasonable prospect of acquiring more TROPTIONS in the future.

The statement regarding the more than 60 ICO possibilities in the pipeline, was made due to the fact that the president and sole director of the Registrant has sole control or is holding with partners over 60 Counterparty cryptocurrency coin names on the Bitcoin blockchain. The Registrant intends to promote them via ICO's according to a securities registration or exemption from registration.

Alternately, ICO's may instituted in other countries, that are not under the jurisdiction of the United States and would therefore not be offered to US citizens.

Item 5.01 Changes in Control of Registrant.

On May 15, 2017, Garland E. Harris and Andrew T. Fellner executed a stock purchase agreement in which Garland E. Harris purchased 20,745,000 Common Stock and 2,145,000 of Class A Preferred stock of the Registrant. The consideration paid by Mr. Harris to Mr. Fellner was One Dollar. The source of Mr. Harris' funds was his American Express Bluebird account. A Bluebird check was mailed to Mr. Fellner on 5/15/2017 and it was cashed by Mr. Fellner on 5/26/2017 completing the transaction.

Garland E. Harris became the largest shareholder with this transaction because at the time the total amount of shares issued and outstanding was 47,064,849. The 20,745,000 shares of Common Stock that Mr. Harris acquired gave him 44% of the voting rights and the 2,145,000 of Class A Preferred Stock, that has 150 votes per share, gave Mr. Harris absolute voting control at over 300 million votes possible.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2017, Andrew T. Fellner resigned from the Board of Directors and from any and all executive and management positions with the Registrant.

Effective May 31, 2017, Garland E. Harris was appointed sole director of the Board of Directors and also appointed president, secretary and treasurer of the Registrant.

On May 31, 2017, it was resolved by Garland E. Harris, the sole director, that the principal executive offices should be moved to 1011 Adams Street, West Palm Beach, Florida 33407 and this move was executed by Garland E. Harris, president of the Registrant.

On June 1, 2017, Lou Minutello was emailed an invitation to serve the Registrant as Chief Operating Officer and he accepted the same day. HIs title was later changed to Chief Business Development Officer.

On June 1, 2017, James Ward was emailed an invitation to serve the Registrant as Senior Vice President and he accepted the same day.

Item 9.01 Financial Statements and Exhibits.

On July 19, 2017, Brad Hacker and Company, the accountant of record for the Registrant provided the financial statements for 2015/2016 and the shareholders list as of 01/19/2016. The exhibits are 99.1 and 99.2. Any changes will be provided in a subsequent filing.

Exhibits

The exhibits to this Form 8-K are listed in the accompanying Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strategic Global Investments, Inc. (Registrant)
By	/s/ Garland E. Harris
Name: Garland E. Harris Title: Chief Executive Officer

Date:  August 17, 2017

INDEX TO EXHIBITS

The following exhibits are filed as part of this report:

Exhibit No.	Description

2.a.	Troptions Corporation Information

2.b.	The Registrant - STBV Counterparty cryptocurrency wallet information

3.a.	Shareholder with 2 million shares on the DEX

3.b.	Redacted Certificate Number 1797 (attached)

3.c.	Delaware Blockchain Legislation

3.d.	The Registrant - STBV Counterparty cryptocurrency wallet information

3.e.	The Sole Directors wallet holding over 60 Counterparty crytocurrencies for the ICO pipeline (Pages 1-8)

5.a.	Stock Purchase Agreement (attached)

5.b.	Proof of Payment (attached)

5.c.	Andrew T. Fellner Resignation (attached)

5.d.	Appointment of Garland E. Harris as sole Director, President, Secretary and Treasurer, also acknowledged by previous sole director. (attached)

5.e.	Authorization to Invite Officers and Directors (attached)

5.f.	Invitation to Lou Minutello and James Ward to serve as Officers of the Registrant (attached)

99.1	Financial statements for 2015/2016

99.2	Shareholders list as of 01/19/2016